Exhibit 10.1

PURCHASE AGREEMENT

$1,009,000,000

AVAYA INC.

7.00% Senior Secured Notes due 2019

Purchase Agreement

February 8, 2011

Morgan Stanley & Co. Incorporated

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Avaya Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $1,009,000,000 principal amount of its 7.00% Senior Secured Notes due 2019 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of February 11, 2011 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated February 2, 2011 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum and the Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto, shall have been prepared (collectively, the “Time of Sale Information”).

The Securities and the Guarantees will be secured on a first priority basis, subject to Permitted Liens (as defined in the Time of Sale Information and the Offering Memorandum), by liens on the Non-ABL Priority Collateral (as defined in the Time of Sale Information and the Offering Memorandum) and a second priority basis, subject to Permitted Liens, by liens on the ABL Priority Collateral (as defined in the Time of Sale Information and the Offering Memorandum, and together with the Non-ABL Priority Collateral, the “Collateral”) each in favor of The Bank of New York Trust Company, N.A., in its capacity as collateral agent for the holders of the Securities (in such capacity, the “Collateral Agent”), for its benefit, the benefit of the Trustee and the holders of the Securities and the Guarantees. The Company and each of the Guarantors will also be a party to an intercreditor agreement establishing the rights and priority of creditors sharing a first-priority security interest in the Non-ABL Priority Collateral (the “First Lien Intercreditor Agreement”), in addition to the intercreditor agreement dated as of October 26, 2007, among the Company, the Guarantors, Citicorp USA, Inc., as administrative agent under the senior secured asset-based credit facility (as defined in the Time of Sale Information and the Offering Memorandum), and Citibank, N.A., as cash flow agent, establishing the rights and priority of creditors sharing a security interest in the ABL Priority Collateral (the “ABL Intercreditor Agreement” and, together with the First Lien Intercreditor Agreement, the “Intercreditor Agreements”).

Concurrently with the offering of the Securities, the Company will amend and restate (the “Amendment”) the credit agreement for its existing senior secured credit facility dated as of October 26, 2007 and amended as of December 18, 2009, as described in the Time of Sale Information and the Offering Memorandum (as amended, restated, supplemented or otherwise modified, replaced, or refinanced, the “General Credit Facilities”) and will use substantially all of the proceeds of this offering of Securities to repay a portion of the outstanding amounts under the General Credit Facilities. For the purposes of this Agreement, the term “Refinancing” means, collectively, the offering of the Securities, the consummation of the Amendment, the execution and delivery of the Security Documents (as defined in Section 14(j) herein), the execution and delivery of the First Lien Intercreditor Agreement and the joinder to the ABL Intercreditor Agreement and the use of proceeds from the offering of the Securities to repay a portion of the outstanding amounts under the General Credit Facilities, as described herein and in the Time of Sale Information and the Offering Memorandum. The term “New Credit Facilities Documentation” means the Amendment and any other documents, agreements or instruments delivered in connection therewith.

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities and the issuance of the Guarantees, respectively, as follows:

1. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.00% of the principal amount thereof plus accrued interest, if any, from February 11, 2011 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company and the Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) neither it, nor to its knowledge any person acting on its behalf, has solicited offers for, or will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) neither it, nor to its knowledge any person acting on its behalf, has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) outside the United States in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, in each case subject to and in accordance with the terms and provisions of this Agreement (including Annex C hereto).

(e) The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities (contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on February 11, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, at the time first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser either directly or through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company, on behalf of itself and the Guarantors (including its respective agents and representatives, other than the Initial Purchasers in their capacity as such), has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser either directly or through the Representative expressly for use in any Issuer Written Communication. Any information in an Issuer Written Communication that is not otherwise included in the Time of Sale Information and the Offering Memorandum does not conflict with the information in the Time of Sale Information or the Offering Memorandum.

(c) Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the

Offering Memorandum (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(e) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (or the equivalent thereof with respect to the law of foreign countries) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the equivalent thereof with respect to the law of foreign countries) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

(f) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than as permitted in the Security Documents or the Indenture or as disclosed in the Time of Sale Information and the Offering Memorandum.

(g) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities in the case of the Company, the Guarantees in the case of the Guarantors, the Indenture (including each Guarantee set forth therein), the Intercreditor Agreements and each

Security Document (collectively, and together with the New Credit Facilities Documentation, the “Transaction Documents”) to which they are a party, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder, except as expressly stated in the Time of Sale Information and the Offering Memorandum.

(i) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(k) Other Transaction Documents. The New Credit Facilities Documentation and the Intercreditor Agreements will have been duly authorized, executed and delivered by the Company and the Guarantors and, when duly executed and delivered by each of the parties thereto, will each constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(l) Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party (including but not limited to, the issuance and sale of the Securities ((including the Guarantees) )) and compliance by the Company and each of the Guarantors with the terms thereof, the granting of the security interests in the Collateral and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Transaction Documents), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) (assuming the accuracy of the representations, warranties and agreements of the Initial Purchasers contained herein) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities ((including the Guarantees)) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as (A) may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and (ii) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as have been obtained or made on or prior to the Closing Date.

(p) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(q) Independent Accountants. PricewaterhouseCoopers LLP who has certified certain financial statements of the Company and its subsidiaries contained in the Time of Sale information and the Offering Memorandum is an independent public accountant with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(r) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and have good title or a valid legal right to lease or otherwise use all personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that exist or will be created pursuant to, or are expressly permitted by, the Transaction Documents or New Credit Facilities Documentation or the Existing Financing Documents. The assets and properties owned, leased or otherwise used by the Company and the Guarantors are in good repair, working order and condition (reasonable wear and tear expected), except in such cases as their use does not so require or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Title to Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) material to the operation of the business now operated by the Company and its subsidiaries; and except as described in the Time of Sale Information and the Offering Memorandum, none of the Company or any of its subsidiaries has received any notice of infringement or conflict with the asserted rights of others, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(u) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have paid all federal, state, local and foreign and franchise taxes and filed all tax returns required to be paid or filed through the date hereof, and (ii) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(w) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and to the knowledge of the Company and each of the Guarantors, there is no existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance With Environmental Laws. (i) The Company and the Guarantors (x) are in compliance with, and have not violated, any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health or safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at any location, and have no knowledge of any circumstance, event or condition that would reasonably be expected to result in any such notice or liability, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of (i) and (ii) above, for any such failure to comply with, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vi) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) Disclosure Controls. Since October 1, 2009 and in each case to the extent required by the Exchange Act, the Company and its subsidiaries have maintained an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. During such time and to the extent required by the Exchange Act, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Company maintains systems of internal accounting controls for the benefit of the Company and its subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls.

(cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as the Company’s and the subsidiaries’; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of (i) and (ii) above, as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer of the Company or its subsidiaries, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened

(ff) Compliance with OFAC.

(i) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s or any Guarantor’s knowledge, any employee, agent, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (provided that such proceeds shall not include any commissions paid to the Initial Purchasers in connection with this offering):

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents that, for the past 5 years, it and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the Refinancing) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair value (or present fair saleable value) of the consolidated assets of the Company is not less than the total consolidated liabilities of the Company (including contingent liabilities); (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company does not have an unreasonably small amount of capital with which to conduct its business; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(hh) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any lawful dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or any Guarantor any loans or advances to such subsidiary from the Company or any Guarantor or from transferring any of such subsidiary’s properties or assets to the Company or any Guarantor or any other subsidiary of the Company, except as permitted under (i) any Transaction Document, (ii) the New Credit Facilities Documentation or (iii) the Existing Financing Documents.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of

its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act, except that the Company and its affiliates make no representation or warranty as to any Initial Purchaser or any affiliate thereof with respect to this Section 3(kk).

(ll) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and their affiliates that assist in the distribution of the Securities, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities, nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Sarbanes-Oxley Act. Since October 1, 2009, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), in each case to which the Company is subject.

(ss) Liens and Security Interests. The Security Documents, when executed and delivered, will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of Securities, a valid security interest in the Collateral and upon the filing of Uniform Commercial Code financing statements and the Mortgages (as hereinafter defined), in each case, in appropriate form and with the appropriate governmental authorities and filing offices (including payments of all necessary fees and taxes) and upon the filing of the Copyright Security Agreement (as defined in the Collateral Agreement), the Trademark Security Agreement (as defined in the Collateral Agreement) and the Patent Security Agreement (as defined in the Collateral Agreement) in appropriate form and with the appropriate governmental authorities and filing offices (including payments of all necessary fees and taxes) and taking of the other actions specified in the Security Documents, such security interests in the Collateral will constitute a perfected security interest in the Collateral to the extent such perfection can be obtained by such filings, recordings and other actions, subject only to Permitted Liens and other liens permitted under the covenant described in “Description of notes — Certain covenants — Liens” in the Time of Sale Information and Offering Memorandum.

(tt) Transfer of Collateral. The Company and the Guarantors collectively own, have rights in or have the power to transfer rights in the Collateral, free and clear of any Liens (as defined under the caption “Description of notes” in the Time of Sale Information and the Offering Memorandum) other than (i) the security interests granted pursuant to the Security Documents and (ii) Liens expressly permitted to exist on the Collateral under the Transaction Documents, the New Credit Facilities Documentation or the Existing Financing Documents.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company, on behalf of itself and the Guarantors, will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing upon becoming aware, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a term of more than one year, provided that the Company may (i) pay interest in kind on its outstanding 10.125%/10.875% senior PIK toggle unsecured notes due 2015, and (ii) issue intercompany debt.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, make available to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. During the one year period after the Time of Sale, the Company will not, and will not permit any of its respective controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p) Security Interest. The Company and the Guarantors shall cause the Securities and the Guarantees to be secured by a lien on and security interest in the Collateral to the extent provided for in this Agreement, the Indenture and the Security Documents and as described in the Time of Sale Information and the Offering Memorandum.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared by the Company pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication that only contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the respective date of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Ropes & Gray LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the existence or good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k) Indenture. At the Closing Date, the Company, the Guarantors, the Trustee and the Collateral Agent shall have entered into the Indenture, and the Representative shall have received counterparts, conformed as executed, thereof.

(l) Security Documents. At the Closing Date, the Collateral Agent shall have received and the Representative shall have received a copy of, each of (x) the Security

Documents (other than those referred to on Schedule 4 hereto) and each other document or instrument required to cause the Securities and the Guarantees to be secured by perfected liens on the Collateral to the extent and in the manner and with the priority provided for in the Indenture and the Security Documents and as described in the Time of Sale Information and the Offering Memorandum, in each case as executed by the parties thereto, (y) certified copies of Uniform Commercial Code, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are filed in those state jurisdictions in which the Company or any Guarantor is organized and such other searches that are required by the Perfection Certificate (as defined in the Collateral Agreement), none of which evidence liens that encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens).

(m) Intercreditor Agreements. At the Closing Date, the Company, the Guarantors, the Collateral Agent and the Trustee shall have entered into the First Lien Intercreditor Agreement, and the Representative shall have received counterparts, conformed as executed, thereof. At the Closing Date, the Collateral Agent shall have entered into a joinder to the ABL Intercreditor Agreement acknowledged by the collateral agent under the senior secured asset-based credit facility, and the Representative shall have received counterparts, conformed as executed, thereof.

(n) CFO Certificate. The Chief Financial Officer for the Company, shall have furnished to the Representative, at the request of the Company, a certificate, dated the Closing Date, in the form of Annex E hereto.

(o) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers on the Closing Date, payment for and delivery of the Securities to be conclusive evidence that such documents are satisfactory.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser either directly or through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser either directly or through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the first sentence of the third paragraph, the fourth sentence of the fourteenth paragraph, the sixteenth paragraph and the seventeenth paragraph under the caption “Plan of Distribution” in the Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Morgan Stanley & Co. Incorporated and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than as a result of the limitations imposed on indemnification described in such sections), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) a material disruption of the securities settlement or clearance services in the United States that reasonably could be expected to affect the settlement of the Securities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents and the costs attributable to creating and perfecting the security interest in the Collateral as contemplated by the Security Documents (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP in connection therewith); (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred directly by the Company in connection with any “road show” presentation to potential investors (other than travel expenses of the Initial Purchasers, it being understood, however, that 50% of the cost associated with any chartered aircraft will be paid by each of the Company and the Initial Purchasers).

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves severally and are not in default hereunder in the case of a termination pursuant to Section 8 for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, and any such action taken by Morgan Stanley & Co. Incorporated shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Morgan Stanley & Co. Incorporated 1585 Broadway, New York, New York 10036; Attention: High Yield Syndicate Desk, with a copy to the Legal Department. Notices to the Company and the Guarantors shall be given to them at Avaya Inc., 211 Mt. Airy Road, Basking Ridge, New Jersey 07920, (fax: (908) 953-2567); Attention: Matthew Booher, Vice President and Treasurer.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h) “Collateral Agreement” shall mean the pledge and security agreement to be dated as of the Closing Date, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

(i) “Existing Financing Documents” shall mean the senior secured asset-based credit facility and the related documentation, the senior secured credit facility and the related documentation and the Indenture governing the senior unsecured notes (each as defined in the Time of Sale Information and the Offering Memorandum).

(j) “Security Documents” shall mean (i) the Collateral Agreement, (ii) the Trademark Security Agreement, (iii) the Copyright Security Agreement, (iv) the Patent Security Agreement (v) the Perfection Certificate (each as defined in the Collateral Agreement) and (vi) and other instruments evidencing or creating or purporting to create a security interest.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVAYA INC.

By:	/s/ Matthew Booher
Name: Matthew Booher
Title: Vice President and Treasurer

GUARANTORS:

AVAYA CALA INC.
AVAYA EMEA LTD.
AVAYA MANAGEMENT SERVICES INC.
AVAYA WORLD SERVICES INC.
AVAYA INTEGRATED CABINET SOLUTIONS INC.
SIERRA ASIA PACIFIC INC.
TECHNOLOGY CORPORATION OF AMERICA, INC.
UBIQUITY SOFTWARE CORPORATION
VPNET TECHNOLOGIES, INC.
AVAYA HOLDINGS LLC
AVAYA HOLDING TWO, LLC
OCTEL COMMUNICATIONS LLC

By:	/s/ Matthew Booher
Name: Matthew Booher
Title: Vice President and Treasurer

GUARANTORS:

AC TECHNOLOGIES, INC.
AVAYA FEDERAL SOLUTIONS, INC.
AVAYA GOVERNMENT SOLUTIONS INC.
INTEGRATED INFORMATION TECHNOLOGY CORPORATION

By:	/s/ Matthew Booher
Name: Matthew Booher
Title: Treasurer

[Signature Page]

Accepted: February 8, 2011

MORGAN STANLEY & CO. INCORPORATED

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By:	/s/ Andrew W. Earls
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

Morgan Stanley & Co. Incorporated	$252,250,000
UBS Securities LLC	171,530,000
Citigroup Global Markets Inc.	151,350,000
Goldman, Sachs & Co.	151,350,000
J.P. Morgan Securities LLC	151,350,000
Deutsche Bank Securities Inc.	70,630,000
HSBC Securities (USA) Inc.	30,270,000
Barclays Capital Inc.	30,270,000
Total	$1,009,000,000

Schedule 1-1

Schedule 2

Guarantors

AC TECHNOLOGIES, INC.

AVAYA CALA INC.

AVAYA EMEA LTD.

AVAYA FEDERAL SOLUTIONS, INC.

AVAYA GOVERNMENT SOLUTIONS INC.

AVAYA INTEGRATED CABINET SOLUTIONS INC.

AVAYA MANAGEMENT SERVICES INC.

AVAYA WORLD SERVICES INC.

INTEGRATED INFORMATION TECHNOLOGY CORPORATION

SIERRA ASIA PACIFIC INC.

TECHNOLOGY CORPORATION OF AMERICA, INC.

UBIQUITY SOFTWARE CORPORATION

VPNET TECHNOLOGIES, INC.

AVAYA HOLDINGS LLC

AVAYA HOLDING TWO, LLC

OCTEL COMMUNICATIONS LLC

Schedule 2-1

ANNEX A

a.	Additional Time of Sale Information

1. Term sheet containing the terms of the securities, substantially in the form of Annex B.

Annex A-1

ANNEX B

Supplement dated February 8, 2011

to

Preliminary Offering Memorandum dated February 2, 2011

Avaya Inc.

$1,009,000,000

7.00% Senior Secured Notes due 2019

This supplement (this “Supplement”) is qualified in its entirety by reference to the preliminary offering memorandum dated February 2, 2011 (the “Preliminary Offering Memorandum”). The information in this Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and the notes are being offered only (1) to qualified institutional buyers under Rule 144A and (2) outside the United States in compliance with Regulation S.

Other information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

Issuer:	Avaya Inc.

Guarantors:	The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our present and future direct and indirect 100% owned domestic subsidiaries that guarantee our existing indebtedness or the existing indebtedness of the guarantors.

Title of Securities:	7.00% Senior Secured Notes due 2019

Aggregate Principal Amount:	$1,009,000,000

Gross Proceeds to the Issuer:	$1,009,000,000

Final Maturity Date:	April 1, 2019

Issue Price:	100% plus accrued interest, if any

Coupon:	7.00% per annum

Yield to Maturity:	7.00%

Spread to Treasury:	375 bps

Benchmark:	2.75% due February 15, 2019

Ratings (Moody’s/S&P):	B1/B

Interest Payment Dates:	April 1 and October 1

Record Dates:	March 15 and September 15

First Interest Payment Date:	October 1, 2011

Annex B-1

Optional Redemption:	Commencing on April 1 of the years indicated below:	Price
	2015	103.500%
	2016	101.750%
	2017 and thereafter	100.000%

Equity Clawback:	At the Issuer’s option, prior to April 1, 2014, up to 35% of the original aggregate principal amount of the notes at 107.000% of the principal amount thereof plus accrued and unpaid interest as long as at least 50% remains outstanding.

Make Whole Redemption:	At the Issuer’s option, prior to April 1, 2015, any or all of the notes at 100.000% of aggregate principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest.

Initial Purchasers:	Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc. and HSBC Securities (USA) Inc.

Trade Date:	February 8, 2011

Settlement Date:	February 11, 2011 (T+3)

Distribution:	144A and Regulation S, with no registration rights

CUSIP/ISIN Numbers:	144A CUSIP: 053499 AG4 144A ISIN: US053499AG41 Regulation S CUSIP: U05258 AC9 Regulation S ISIN: USU05258AC98

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to non-U.S. persons in reliance upon Regulation S.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser and any affiliate that participates in the distribution of the Securities as contemplated by Section 1(d) has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the

Annex C-1

Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(e) Each Initial Purchaser represents and warrants that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Annex C-2

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Annex C-3

Schedule 3

Subsidiaries

Name	Jurisdiction

3102455 Nova Scotia Company	Canada
AC TECHNOLOGIES, INC.	Delaware
AVAYA (CHINA) COMMUNICATION CO. LTD.	China
Avaya (Dalian) Intelligent Communication Co. Ltd.	China
AVAYA (GIBRALTAR) INVESTMENTS LIMITED	Gibraltar
AVAYA (JAPAN) LTD.	Japan
AVAYA (MALAYSIA) Sdn. Bhd.	Malaysia
AVAYA ARGENTINA S.R.L.	Argentina
Avaya Asset Management GmbH & Co. KG	Germany
AVAYA AUSTRALIA Pty LTD.	Australia
AVAYA AUSTRIA GmbH	Austria
AVAYA BELGIUM SPRL	Belgium
Avaya Beteiligungs GmbH	Germany
AVAYA BRASIL LTDA.	Brazil
Avaya CALA Inc.	Delaware
AVAYA CANADA CORP.	Canada
Avaya Capital Ireland (Ireland incorp)	Ireland
AVAYA CAPITAL IRELAND (UK incorp)	United Kingdom
AVAYA CHILE LIMITADA	Chile
AVAYA CIS LLC	Russian Federation
AVAYA COMMUNICATION de COLOMBIA S.A.	Colombia
AVAYA COMMUNICATION de MEXICO S.A. de C.V.	Mexico
AVAYA COMMUNICATION ISRAEL LTD.	Israel
Avaya Comunicación España S.L.U	Spain
AVAYA CYPRUS INVESTMENTS LIMITED	Cyprus
AVAYA CZECH REPUBLIC s.r.o.	Czech Republic
AVAYA d.o.o. (Croatia)	Croatia
AVAYA d.o.o. (Slovenia)	Slovenia
AVAYA DENMARK ApS	Denmark
AVAYA DEUTSCHLAND GmbH	Germany
Avaya Dutch Holdco B.V.	Netherlands
AVAYA ECS LIMITED	United Kingdom
AVAYA EGYPT LLC	Egypt
Avaya EMEA Ltd.	Delaware
Avaya Enterprises Ireland Limited	Ireland
Avaya Enterprises S.R.L.	Romania
Avaya Federal Solutions, Inc.	Delaware
Avaya Finland Oy	Finland
AVAYA FRANCE SAS	France
AVAYA GCM SALES LIMITED	Ireland
AVAYA GERMAN HOLDCO GmbH	Germany
Avaya Germany GmbH	Germany

Name	Jurisdiction

AVAYA GmbH & Co. KG	Germany
AVAYA GOVERNMENT SOLUTINS INCORPORATED	Delaware
AVAYA HOLDING EMEA BV	Netherlands
AVAYA HOLDINGS LIMITED	Ireland
AVAYA HOLDINGS LLC	Delaware
AVAYA HOLDINGS TWO, LLC	Delaware
AVAYA HONG KONG COMPANY LTD.	Hong Kong
Avaya Hungary Ltd.	Hungary
AVAYA INC.	Delaware
AVAYA INDIA Pvt. LIMITED	India
Avaya India (SEZ) Pvt. Ltd.	India
AVAYA INTEGRATED CABINET SOLUTIONS INC.	Delaware
AVAYA INTERNATIONAL ENTERPRISES LTD.	Ireland
Avaya International LLC	Delaware
AVAYA INTERNATIONAL SALES LIMITED	Ireland
AVAYA IRELAND LIMITED	Ireland
AVAYA ITALIA S.p.A.	Italy
AVAYA KOREA LTD.	Korea, Republic of
AVAYA LIMITED	United Kingdom
AVAYA LUXEMBOURG INVESTMENTS S.a.r.l.	Luxembourg
AVAYA LUXEMBOURG S.a.r.l.	Luxembourg
Avaya Macau Limitada	China
AVAYA MANAGEMENT SERVICES INC.	Delaware
Avaya Mauritius Ltd	Mauritius
AVAYA NEDERLAND B.V.	Netherlands
Avaya New Zealand Limited	New Zealand
Avaya Norway AS	Norway
AVAYA PANAMA LTDA.	Panama
AVAYA PERU S.R.L.	Peru
AVAYA PHILIPPINES, INC.	Philippines
AVAYA POLAND Sp. z.o.o.	Poland
AVAYA PUERTO RICO, INC.	Puerto Rico
Avaya Real Estate Management GmbH	Germany
Avaya Sales Limited	Ireland
AVAYA SINGAPORE Pte. LTD.	Singapore
AVAYA SLOVAKIA s.r.o.	Slovakia
AVAYA SWEDEN AB	Sweden
AVAYA SWITZERLAND GmbH	Switzerland
AVAYA UK	United Kingdom
AVAYA UK HOLDINGS LIMITED	United Kingdom
AVAYA VENEZUELA S.R.L.	Venezuela
Avaya Verwaltungs GmbH	Germany
Avaya World Services Inc.	Delaware
INTEGRATED INFORMATION TECHNOLOGIES CORPORATION	Illinois
Konftel AB	Sweden
Konftel GmbH	Germany
Konftel, Inc.	Illinois

Name	Jurisdiction

Konftel Ltd.	United Kingdom
Konftel SAS	France
MOSAIX LIMITED	United Kingdom
NETWORK ALCHEMY LTD.	United Kingdom
OCTEL COMMUNICATIONS LLC	Delaware
OCTEL COMMUNICATIONS LTD.	United Kingdom
OCTEL COMMUNICATIONS SERVICES LTD.	United Kingdom
P.T. AVAYA INDONESIA	Indonesia
PT SIERRA COMMUNICATIONS INDONESIA	Indonesia
RHETOREX EUROPE LTD.	United Kingdom
SIERRA ASIA PACIFIC INC.	Delaware
SIERRA COMMUNICATIONS INTERNATIONAL LLC	Delaware
SIERRA HOLDINGS CORP.	Delaware
SOUNDLOGIC ACQUISITION ULC	Canada
SPECTEL (UK) LIMITED	United Kingdom
SPECTEL LIMITED	Ireland
SPECTEL OPERATIONS LIMITED	Ireland
SPECTEL RESEARCH LIMITED	Ireland
SPECTEL SYSTEMS LIMITED	Ireland
Technology Corporation of America, Inc.	Delaware
Tenovis Direct GmbH	Germany
TENOVIS NETHERLANDS BV	Netherlands
Tenovis SRL	Italy
Tenovis Telecom Frankfurt GmbH & Co. KG	Germany
Ubiquity Software Corporation	Delaware
Ubiquity Software Corporation Limited	United Kingdom
VPNET TECHNOLOGIES INC.	Delaware
Windward Corp.	Cayman Islands
VMX LTD.	United Kingdom
ZAO Avaya	Russian Federation

Schedule 4

None.